INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ameritrade Holding Corporation on Form S-8 of our report dated
November 1, 1996, (January 23, 1997 as to Note 11) appearing in Registration Statement No. 333-17495 on Form S-1 of Ameritrade Holding Corporation for the year ended September 27, 1996.



/s/ DELOITTE & TOUCHE LLP
--------------------------
DELOITTE & TOUCHE LLP


Omaha, Nebraska
November 20, 1997